SECRETARY OF STATE RECEIVED 9899 871751820 SP 16 SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
EXCELSIOR CAPITAL CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Colorado, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Colorado these ARTICLES OF INCORPORATION.

ARTICLE I

NAME

The name of the corporation shall be EXCELSIOR CAPITAL CORPORATION.

ARTICLE II

PERIOD OF DURATION

This corporation shall exist perpetually unless dissolved according to law.

ARTICLE III

PURPOSE

The purpose for which this corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Corporation Code.

ARTICLE IV

CAPITAL

The aggregate number of shares which this corporation shall have the authority to issue is one hundred million (100,000,000) shares, with a par value of $0.001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to 40,000,000 shares of non-voting preferred stock at a par value of $.001 per share. The preferred stock of the Corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the

COMP. CH'D. T.R. COMPUTER UPDATE COMPLETED AB

shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of dividend; (2) the price at and the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares; and (6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion.

ARTICLE V

PREEMPTIVE RIGHTS

A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

ARTICLE VI

CUMULATIVE VOTING

The shareholders shall not be entitled to cumulative voting.

ARTICLE VII

SHARE TRANSFER RESTRICTIONS

The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

The initial registered office of the corporation shall be at 11404 San Juan Range Road, Littleton, CO 80127, and the name of the initial registered agent at such address is Mark A. Schauer. Either the registered office or the registered agent may be changed in the manner provided by law.

ARTICLE IX

INITIAL BOARD OF DIRECTORS

The initial board of directors of the corporation shall consist of three (3) directors, and the names and addresses of the persons who shall serve as director until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Mark A. Schauer, 11404 San Juan Range Road, Littleton, CO 80127;

Dale E. Sauer, 10133 Harrison Road, Bloomington, MN 55437;

Thomas D. Krosschell, 4363 South Blackhawk Way, Aurora, CO 80015

The number of directors shall be fixed in accordance with the bylaws.

ARTICLE X

INDEMNIFICATION

Subject to the fullest rights of indemnification and limitation of liability granted by the Colorado Corporation Code as it may be amended from time to time;

1. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including

attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (A) or (B) of this Article X or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

4. Any indeminification under 1 or 2 of this Article (unless ordered by a court) and as distinguished from 3 of this Article shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary

or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in 1 or 2 above. Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in 3 or 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this Article.

8. To the fullest extent provided in said Act, the Directors of the Company shall not be liable to the Corporation or its Shareholders for monetary damages.

ARTICLE XI

TRANSACTIONS WITH INTERESTED DIRECTORS

No contract or other transaction between the corporation and one (1) or more of its directors or any other

corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

(A) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors.

(B) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

(C) The contract or transaction is fair and reasonable to the corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

The officer, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's board of directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The board of directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its board of directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this

Corporation (other than an officer, director or member of management) from any duties which he may l. to this Corporaiton.

ARTICLE XII

VOTING OF SHAREHOLDERS

With respect to any action to be taken by shareholders of this corporation, a vote or concurrence of the holders of a majority of the outstanding shares of the shares entitled to vote thereon, or of any class or series, shall be required.

ARTICLE XIII

INCORPORATOR

The name and address of the incorporator is as follows:

Roger V. Davidson, 1401 Walnut St., Suite 200, Boulder, CO 80302.

IN WITNESS WHEREOF, the above named incorporator signed these ARTICLES OF INCORPORATION on September 8, 1987.

Roger V. Davidson

STATE OF COLORADO)
) ss.
COUNTY OF BOULDER)

I, the undersigned, a notary public, hereby certify that on September 8, 1987, the above named incorporator personally appeared before me and being by me first duly sworn declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

WITNESS my hand and official seal.

Susan L. Cline
Notary Public

10.27.90
My Commission expires

NOTARY PUBLIC SUSAN L. CLINE STATE OF COLORADO

SS Form D-4 (Rev. 7/89
Submit in Duplicate
Filing Fee: $30.00

This document must be typewritten

MAIL TO:
Colorado Secretary of State
Corporations Office
1560 Broadway, Suite 200
Denver, Colorado 80202
(303) 894-2251

ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION

CHANGE OF NAME D8871751820

921089504 $25.00
SOS 09-14-92 08:30

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is (note 1) EXCELSIOR CAPITAL CORPORATION

SECOND: The following amendment to the Articles of Incorporation was adopted on July 31, 19 92, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

____ Such amendment was adopted by the board of directors where no shares have been issued.

X Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

That the name of the Corporation shall be changed to:

Demeter BioTechnologies, Ltd.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

N/A

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

N/A

EXCELSIOR CAPITAL CORPORATION (Note 1)

By [signature] President
its James R. Ladd

and [signature] Secretary (Note 2)
its Donald Guthrie

__________ (Note 3)
its Director

COMPUTER UPDATE COMPLETE

NOTES: 1. Exact corporate name of corporation adopting the Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)
2. Signatures and titles of officers signing for the corporation.
3. Where no shares have been issued, signature of a director.

DC 28 1601a

COMP. CH'D. TJR

CHANGE OF NAME DPC 19981175870

FILED VICTORIA BUCKLEY COLORADO SECRETARY OF STATE

19981171601 C
$ 25.00
SECRETARY OF STATE
09-23-1998 11:45:53

ARTICLES OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
DEMETER BIOTECHNOLOGIES, LTD.

STOCK CHANGE

Pursuant to the provisions of the Colorado Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Demeter BioTechnologies, Ltd.

SECOND: The following amendments to the Articles of Incorporation were approved by the Board of Directors and adopted by a vote of the shareholders as prescribed by the Act, on September 18, 1998. The number of votes cast for the amendments by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

THIRD: The amendments to the Articles of Incorporation are as follows:

Article I of the Articles of Incorporation is amended and restated in its entirety to read as follows:

The name of the corporation shall be Demegen, Inc.

Article IV of the Articles of Incorporation is amended and restated in its entirety to read as follows:

ARTICLE IV

CAPITAL

The aggregate number of shares which this corporation shall have the authority to issue is one hundred million (100,000,000) shares, with a par value of $0.001 per share, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation may also issue up to 40,000,000 shares of preferred stock at a par value of $.001 per share. The preferred stock of the corporation shall be issued in one or more classes or series as may be determined from time to time by the Board of Directors. In establishing a class or series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and

COMPUTER UPDATE COMPLETE
CRB

classes, shall fix its number of shares in such series or class, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. The Board of Directors shall have the authority to establish all of the relative rights, preferences and limitations for each class or series, which authority shall include, but not be limited to, the establishment of whether each particular class or series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights.

The terms of the designations, preferences, limitations and relative rights of the Corporations' class of shares known as Convertible Preferred Stock as filed on June 16, 1998 are amended as follows:

a. Paragraph 7 thereof entitled "Exchange" is deleted in its entirety and new Paragraphs 7 and 8 are added which read in their entirety as follows:

7. Voting.

7A. General. Except as may be otherwise provided in these terms of the Convertible Preferred Stock or by law, the Convertible Preferred Stock shall vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Convertible Preferred Stock is then convertible.

7B. Board Size. The Company shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of six (6), except as provided in paragraph 7C below.

7C. Board Seats. The holders of the Convertible Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Company. The holders of the Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Company. The holders of the Common Stock and the Convertible Preferred Stock voting together as a single class shall elect one (1) director of the Company who shall be an independent individual with experience in the Company's industry and otherwise acceptable to the holders of Convertible Preferred Stock. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of (i) the holders of a majority of the shares of Convertible Preferred Stock then outstanding shall constitute a quorum of the Convertible Preferred Stock for the election of directors to be elected solely by the

holders of the Convertible Preferred Stock, and (ii) the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of Common Stock. A vacancy in the directorships elected by holders of Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Convertible Preferred Stock and a vacancy in the directorships elected by holders of Common Stock shall be filled only by vote or written consent of the holders of Common Stock.

If an Event of Noncompliance (as herein defined) has occurred, the number of directors constituting the Company's board of directors will, at the request of the holders of a majority of the shares of Convertible Preferred Stock then outstanding, be increased to nine (9) and the holders of Convertible Preferred Stock will have the special right, voting separately as a single class (with each share of Convertible Preferred Stock being entitled to one vote) and to the exclusion of all other classes of the Company's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Convertible Preferred Stock to elect or remove members of the board of directors may be exercised at a special meeting called as provided below, at any annual or special meeting of stockholders or by written consent in lieu of a stockholders meeting.

At any time when such special right has vested in the holders of Convertible Preferred Stock, a proper officer of the Company will, upon the written request of the holders of at least 10% of the shares of Convertible Preferred Stock then outstanding, addressed to the secretary of the Company, call a special meeting of the holders of Convertible Preferred Stock for the purpose of electing directors pursuant to this Subparagraph. Such meeting will be held at the earliest legally permissible date at the principal office of the Company or at such other place designated by the holders of at least 10% of the shares of Convertible Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Company within 10 days after personal service of such written request upon the secretary of the Company or within 20 days after mailing the same to the secretary of the Company at the Company's principal office, then the holders of at least 10% of the shares of Convertible Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the shortest legally permissible notice and will be held at the Company's principal office, or at such other place designated by the holders of at least 10% of the shares of Convertible Preferred Stock then outstanding. Any holder of Convertible Preferred Stock so designated will be given access to the stock record books of the Company for the purpose of causing a meeting of stockholders to be called pursuant to this Subparagraph.

At any meeting or at any adjournment thereof at which the holders of Convertible Preferred Stock have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the shares of Convertible Preferred Stock then outstanding will be required to constitute a quorum for the election or removal of any director by the holders of the Convertible Preferred Stock exercising such special right. The vote of a majority of such quorum will be required to elect or remove any such director.

An Event of Noncompliance for the purposes of this paragraph 2C will be deemed to have occurred if the revenues of the Company are more than forty percent (40%) below the revenues projected in the Company's business plan, for the period through the year ending December 31, 2000, and thereafter as set forth in the business plan as adopted from time to time by the Board of Directors as measured by net revenues for any six month period starting January 1, 1999. For purposes of this paragraph, revenues will include income from sales, nonrecoverable grants, licenses, options, royalties, research fees or technology support fees. Revenues will also include (i) grants which support research on the Company's technology paid directly to other organizations, such as a Cap CURE grant to a university, and (ii) research done by a third party funded by licensees, joint venture partners, or other alliances which otherwise would be paid by the Company.

8. Restrictions. Except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the approval of the holders of at least sixty-six and two thirds percent (66 2/3%) of the then outstanding shares of Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

8A. Create or authorize the creation of, or establish the preferences, rights and/or restrictions of, any additional class or series of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or increase the authorized amount of the Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any obligation or security convertible into shares of Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

8B. Consent to any liquidation, dissolution or winding up of the Company or consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets;

8C. Amend, alter or repeal its Articles of Incorporation or By-laws;

8D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and except for the purchase of up to an aggregate of 3.5% of the outstanding stock of the Company from former employees of the Company who acquired such shares directly from the Company, if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of such former employees; or

8E. Redeem or otherwise acquire any shares of Convertible Preferred Stock except as expressly authorized in paragraph 5 hereof or pursuant to a purchase offer made pro rata to all holders of the shares of Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Convertible Preferred Stock then held by each such holder.

8F. Change the scope of business activity of the Company other than in the ordinary course of business.

8G. Change the size of the Board of Directors.

8H. Authorize a transfer of intellectual property rights necessary to the operation of the business of the Company other than any license or sublicense in furtherance of the Company's business plan.

DEMETER BIOTECHNOLOGIES, LTD.

By: [signature]

Name: Richard Ekstrom
Title: President

Document Processing Fee
If document is on paper: $25.00
If document is filed electronically: Currently Not Available
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.

20041361089 M
$ 75.00
SECRETARY OF STATE
10-15-2004 10:34:42

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871751820

1. Entity name: DEMEGEN, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) PAR ADVANCE TECHNOLOGIES CORPORATION

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☐

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic

statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Gray	David	L.	
(Last)	*(First)*	*(Middle)*	*(Suffix)*

2385 Aerial Way
(Street name and number or Post Office information)

Brooksville	FL	34604-0687
(City)	*(State)*	*(Postal/Zip Code)*

(Province – if applicable)	*(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

E-Filed

Colorado Secretary of State
Date and Time: 06/20/2005 01:49 PM
Entity Id: 19871751820

Document number: 20051239063

Document Processing Fee
If document is on paper: $125.00
If document is filed electronically: **$ 50.00**
Fees are subject to change.
For electronic filing and to obtain copies of filed documents visit www.sos.state.co.us
Deliver paper documents to:
Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
Paper documents must be typed or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871751820

1. Entity name: PAR ADVANCE TECHNOLOGIES CORPORATION
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) ACI Global Corporation

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ______________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic

statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Cutler	Richard		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

3206 West Wimbledon Drive
(Street name and number or Post Office information)

Augusta	GA	30909
(City)	*(State)*	*(Postal/Zip Code)*
	United States	
(Province – if applicable)	*(Country – if not US)*	

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Attachment 1
Par Advance Technologies Articles of Amendment